EXHIBIT 2.6

                             CERTIFICADO BURSATIL

                              VITRO, S.A. DE C.V.
                                  (VITRO 03)

     Por este Certificado Bursatil, Vitro, S.A. de C.V., ("VITRO" o el "Emisor") se obliga incondicionalmente a pagar en una sola exhibicion en el lugar de pago indicado mas adelante, la cantidad de Ps.**************, precisamente el dia ** de ******* de ****, o si fuera inhabil el siguiente dia habil.

     Este Certificado Bursatil ampara 11'400,000 *****************************
Certificados Bursatiles, al portador, con valor nominal de $100.00 (cien pesos 00/100M.N.) cada uno.

     Este Certificado Bursatil se mantendra en deposito en la S.D. Indeval, S.A. de C.V., Institucion para el Deposito de Valores, para los efectos de la Ley del Mercado de Valores.

     Este Certificado Bursatil se emite al amparo del Programa de Certificados Bursatiles del Emisor y se encuentra inscrito en la Seccion de Valores del Registro Nacional de Valores bajo el No. *********************.


Definiciones. Los siguientes terminos tendran el significado que se indica para cada uno de ellos, siendo estos igualmente aplicables en singular y en plural:

"BMV" significa Bolsa Mexicana de Valores, S.A. de C.V.

"Caso de Vencimiento Anticipado" tiene el significado que se menciona en la seccion "Amortizacion Anticipada" contenida mas adelante.

"Certificados Bursatiles" significan los certificados bursatiles al portador que ampara el presente titulo.

"CNBV" significa la Comision Nacional Bancaria y de Valores.

"Dia Habil" significa cualquier dia que no sea sabado o domingo, o dia feriado por la ley, en el que las instituciones de banca multiple deban mantener sus oficinas abiertas para celebrar operaciones con el publico, conforme al calendario que publique periodicamente la CNBV.

"Emision" significa la emision de los Certificados Bursatiles que ampara el presente titulo, a la cual le fue asignada la clave de pizarra "********".

"Emisor" significa Vitro, S.A. de C.V., una sociedad cuyo objeto social es:
a).- Suscribir, comprar o vender acciones, bonos, obligaciones u otros titulos valores y, en general, realizar con ellos todas las operaciones permitidas por la Ley. b).- Adquirir las acciones representativas de su capital social, previo acuerdo del Consejo de Administracion, a traves de la Bolsa Mexicana de Valores, S.A. de C.V., o de cualquier otra Bolsa en que se coticen en terminos de las disposiciones aplicables. c).- Celebrar


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cualquier operacion de credito en los terminos de la Ley. d).- Girar, aceptar
y endosar titulos de credito; otorgar prestamos y avalar o garantizar en cualquier forma a traves de garantias reales o personales, el cumplimiento de las obligaciones a cargo de sus companias subsidiarias o asociadas o de cualquier otra entidad con autorizacion del Consejo de Administracion. e).- Prestar servicios y efectuar estudios de promocion, ampliacion y reestructuracion a sus companias subsidiarias o asociadas. f).- Adquirir solo aquellos bienes muebles, inmuebles o derechos reales y personales que sean indispensables para la operacion de la Sociedad. g).- En general, celebrar los contratos, realizar las operaciones y efectuar los actos que sean necesarios o convenientes para la realizacion de sus objetivos fundamentales.

"Fecha de Determinacion de la Tasa de Interes Bruto Anual" tiene el significado que se menciona en la seccion "Tasa de Interes; Forma de Calculo de los Intereses" contenida mas adelante.

"Indeval" significa la S.D. Indeval, S.A. de C.V., Institucion para el Deposito de Valores.

"PCGA en Mexico" significa los principios de contabilidad generalmente aceptados en Mexico, aplicados en forma consistente.

"Representante Comun" significa Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, cuya institucion funge como representante comun de los Tenedores.

"Subsidiarias Importantes" significa cualquier subsidiaria del Emisor que, individual o conjuntamente con sus respectivas subsidiarias, en cualquier momento (I) represente el 10% o mas de las ventas netas (antes de eliminaciones) consolidadas del Emisor durante los ultimos doce meses, o (ii) su utilidad de operacion mas depreciaciones y amortizaciones represente 10% o mas de la utilidad de operacion mas depreciaciones y amortizaciones consolidada del Emisor durante los ultimos doce meses, o (iii) que sea propietaria de activos equivalentes al 10% o mas de los activos consolidados del Emisor, todo lo anterior calculado en base a los estados financieros consolidados trimestrales que comprenden un periodo de 12 (doce) meses del Emisor mas recientes que se tengan disponibles.

"Tasa de Interes Neto Anual " tiene el significado que se menciona en la seccion "Tasa de Interes; Forma de Calculo de los Intereses" contenida mas adelante.

"Tasa de Interes Bruto Anual " tiene el significado que se menciona en la seccion "Tasa de Interes; Forma de Calculo de los Intereses" contenida mas adelante.

"Tenedores" significan los tenedores de los Certificados Bursatiles en circulacion.

"Monto de la Emision" Ps.************** pesos 00/100 M.N.).

"Plazo de la Emision" Los Certificados Bursatiles tienen una vigencia de 2,184 dias, equivalentes a aproximadamente 6 anos, en el entendido que dicho plazo se podra incrementar a 2,185 dias en el caso que la fecha de vencimiento sea un dia inhabil.


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"Fecha de Vencimiento" 05 de febrero de 2009, o si fuere inhabil el siguiente dia habil.

"Destino de los Recursos Los recursos que obtenga VITRO como consecuencia de la emision de Certificados Bursatiles seran destinados entre otros, a la consolidacion de pasivos bancarios de corto plazo, inversiones en activos, reparaciones, mantenimientos mayores y capital de trabajo"

"Tasa de Interes; Forma de Calculo de Intereses" A partir de su fecha de colocacion, y en tanto no sean amortizados, los Certificados Bursatiles devengaran un interes bruto anual sobre su valor nominal, que el Representante Comun calculara cada periodo de 196 (ciento noventa y seis) dias, el dia habil inmediato anterior al inicio de cada periodo de 196 (ciento noventa y seis) dias ("Fecha de Determinacion de la Tasa de Interes Bruto Anual"), computado a partir de la fecha de emision y que regira durante el periodo siguiente.

Cada periodo de 196 (ciento noventa y seis) dias comprendera siete periodos consecutivos de 28 (veintiocho) dias, en los que deben liquidarse los intereses que devenguen los Certificados Bursatiles, conforme al calendario de pagos que aparece en este titulo y en el Suplemento.

La tasa de interes neto anual ("Tasa de Interes Neto Anual") se calculara mediante la adicion de 3.25 (TRES PUNTO VEINTICINCO) puntos a la tasa de interes anual o la que la sustituya, en colocacion primaria de los Certificados de la Tesoreria de la Federacion (CETES), a plazo de 182 (ciento ochenta y dos) dias capitalizada a 196 (ciento noventa y seis) dias, dada a conocer por la Secretaria de Hacienda y Credito Publico a traves de Banco de Mexico por el medio masivo de comunicacion que este determine o a traves de cualquier otro medio electronico de computo o telecomunicacion, incluso internet, autorizado al efecto por el Banco de Mexico, en la Fecha de Determinacion de la Tasa de Interes Bruto Anual o, en su defecto, dentro de los 22 (veintidos) dias habiles anteriores, en cuyo caso debera tomarse la tasa comunicada en el dia habil mas proximo a dicha fecha. En caso de que desaparezcan los CETES arriba citados, o deje de publicarse la tasa correspondiente a los mismos, el Representante Comun utilizara como tasa sustituta para determinar la Tasa de Interes Neto Anual de los Certificados Bursatiles, aquella que de a conocer la Secretaria de Hacienda y Credito Publico como tasa sustituta de los CETES.

Para determinar la tasa de interes capitalizada al numero de dias efectivamente transcurridos del periodo de que se trate, de los CETES al plazo antes mencionado, el Representante Comun utilizara la siguiente formula:


                                                 NDE
                        TC = [(1 +   TR   x PL)  ---  - 1] x [36000]
                                   ------         PL          -----
                                   36000                       NDE



En donde:

TC       = Tasa de CETES capitalizada a 196 dias.


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TR       = Tasa de interes de CETES.
PL       = Plazo de CETES en dias.
NDE = Numero de dias efectivamente transcurridos de cada periodo.

A la Tasa de Interes Neto Anual, se le aplicara en su caso, una sobretasa equivalente a la tasa de retencion por ingresos por intereses para personas fisicas, que fije la Ley del Impuesto Sobre la Renta, vigente en la Fecha de Determinacion de la Tasa de Interes Bruto Anual, y el resultado sera "la Tasa de Interes Bruto Anual" de los Certificados Bursatiles, con el fin de que dichos inversionistas reciban un pago de intereses igual al que hubieran recibido de no aplicarse dicha retencion.

El interes que devengaran los Certificados Bursatiles se computara a partir de su fecha de emision y los calculos para determinar las tasas y los intereses a pagar, deberan comprender los dias naturales de que efectivamente consten los periodos respectivos. Los calculos se efectuaran cerrandose a centesimas.

Los intereses que devenguen los Certificados Bursatiles se liquidaran cada periodo de 28 (veintiocho) dias en la fecha senalada en el calendario de pagos inserto en este titulo, o si fuere inhabil, el siguiente dia habil, durante la vigencia de la emision; en el entendido que el primer pago de intereses se realizara el 13 de marzo de 2003 y el ultimo pago de intereses, considerara los dias efectivamente transcurridos a partir de la penultima fecha de pago de intereses y hasta la fecha de amortizacion y vencimiento de los Certificados Bursatiles

Para determinar el monto de intereses pagaderos en cada periodo respecto de los Certificados Bursatiles, el Representante Comun utilizara la siguiente formula:


                        I = VN (   TB     x NDE)
                                 -----
                                 36,000


En donde:

I        =   Interes bruto del periodo.
VN       =   Valor nominal total de los Certificados Bursatiles en circulacion.
TB       =  Tasa de Interes Bruto Anual.
NDE      =  Numero de dias efectivamente transcurridos de cada periodo.

Iniciado cada periodo de 196 (ciento noventa y seis) dias, la Tasa de Interes Bruto Anual determinada para dicho periodo no sufrira cambios durante el mismo. El Representante Comun dara a conocer por escrito a la C.N.B.V., al Indeval y a la B.M.V., a traves de los medios que esta ultima determine: (i) la Tasa de Interes Bruto Anual de los Certificados Bursatiles aplicable para los siguientes 7 (siete) periodos de 28 dias cada uno y (ii) el importe de los intereses a pagar, el dia habil anterior a cada fecha de pago. La Tasa de Interes Bruto Anual aplicable para cada periodo de 196 (ciento noventa y seis) dias, se publicara el dia de su entrada en vigor en uno de los periodicos de mayor circulacion a nivel nacional.


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Los Certificados Bursatiles dejaran de devengar intereses a partir de la fecha senalada para su pago, siempre que el Emisor hubiere constituido el deposito del importe de la amortizacion y, en su caso, de los intereses correspondientes, en las oficinas del Indeval, a mas tardar a las 11:00 a.m.
de ese dia.

En los terminos de la Ley del Mercado de Valores el presente titulo no lleva cupones adheridos haciendo las veces de estos, para todos los efectos legales, las constancias que expida el Indeval.


PERIODICIDAD EN EL PAGO DE INTERESES.

Los intereses que devenguen los Certificados Bursatiles se liquidaran cada 28 (veintiocho) dias o si fuere inhabil, el siguiente dia habil, durante la vigencia de la emision, conforme al siguiente calendario y en las siguientes fechas:

No.                       Fecha de pago de Intereses
-----                     --------------------------
01       Del ** de ******* de ****     al    ** de ***** de ****
02       Del ** de ******* de ****     al    ** de ***** de ****
03       Del ** de ******* de ****     al    ** de ***** de ****
04       Del ** de ******* de ****     al    ** de ***** de ****
05       Del ** de ******* de ****     al    ** de ***** de ****
06       Del ** de ******* de ****     al    ** de ***** de ****
07       Del ** de ******* de ****     al    ** de ***** de ****
08       Del ** de ******* de ****     al    ** de ***** de ****
09       Del ** de ******* de ****     al    ** de ***** de ****
10       Del ** de ******* de ****     al    ** de ***** de ****
11       Del ** de ******* de ****     al    ** de ***** de ****
12       Del ** de ******* de ****     al    ** de ***** de ****
13       Del ** de ******* de ****     al    ** de ***** de ****
14       Del ** de ******* de ****     al    ** de ***** de ****
15       Del ** de ******* de ****     al    ** de ***** de ****
16       Del ** de ******* de ****     al    ** de ***** de ****
17       Del ** de ******* de ****     al    ** de ***** de ****
18       Del ** de ******* de ****     al    ** de ***** de ****
19       Del ** de ******* de ****     al    ** de ***** de ****
20       Del ** de ******* de ****     al    ** de ***** de ****
21       Del ** de ******* de ****     al    ** de ***** de ****
22       Del ** de ******* de ****     al    ** de ***** de ****
23       Del ** de ******* de ****     al    ** de ***** de ****
24       Del ** de ******* de ****     al    ** de ***** de ****
25       Del ** de ******* de ****     al    ** de ***** de ****
26       Del ** de ******* de ****     al    ** de ***** de ****
27       Del ** de ******* de ****     al    ** de ***** de ****
28       Del ** de ******* de ****     al    ** de ***** de ****
29       Del ** de ******* de ****     al    ** de ***** de ****
30       Del ** de ******* de ****     al    ** de ***** de ****
31       Del ** de ******* de ****     al    ** de ***** de ****
32       Del ** de ******* de ****     al    ** de ***** de ****
33       Del ** de ******* de ****     al    ** de ***** de ****
34       Del ** de ******* de ****     al    ** de ***** de ****
35       Del ** de ******* de ****     al    ** de ***** de ****
36       Del ** de ******* de ****     al    ** de ***** de ****


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37       Del ** de ******* de ****     al    ** de ***** de ****
38       Del ** de ******* de ****     al    ** de ***** de ****
39       Del ** de ******* de ****     al    ** de ***** de ****
40       Del ** de ******* de ****     al    ** de ***** de ****
41       Del ** de ******* de ****     al    ** de ***** de ****
42       Del ** de ******* de ****     al    ** de ***** de ****
43       Del ** de ******* de ****     al    ** de ***** de ****
44       Del ** de ******* de ****     al    ** de ***** de ****
45       Del ** de ******* de ****     al    ** de ***** de ****
46       Del ** de ******* de ****     al    ** de ***** de ****
47       Del ** de ******* de ****     al    ** de ***** de ****
48       Del ** de ******* de ****     al    ** de ***** de ****
49       Del ** de ******* de ****     al    ** de ***** de ****
50       Del ** de ******* de ****     al    ** de ***** de ****
51       Del ** de ******* de ****     al    ** de ***** de ****
52       Del ** de ******* de ****     al    ** de ***** de ****
53       Del ** de ******* de ****     al    ** de ***** de ****
54       Del ** de ******* de ****     al    ** de ***** de ****
55       Del ** de ******* de ****     al    ** de ***** de ****
56       Del ** de ******* de ****     al    ** de ***** de ****
57       Del ** de ******* de ****     al    ** de ***** de ****
58       Del ** de ******* de ****     al    ** de ***** de ****
59       Del ** de ******* de ****     al    ** de ***** de ****
60       Del ** de ******* de ****     al    ** de ***** de ****
61       Del ** de ******* de ****     al    ** de ***** de ****
62       Del ** de ******* de ****     al    ** de ***** de ****
63       Del ** de ******* de ****     al    ** de ***** de ****
64       Del ** de ******* de ****     al    ** de ***** de ****
65       Del ** de ******* de ****     al    ** de ***** de ****
66       Del ** de ******* de ****     al    ** de ***** de ****
67       Del ** de ******* de ****     al    ** de ***** de ****
68       Del ** de ******* de ****     al    ** de ***** de ****
69       Del ** de ******* de ****     al    ** de ***** de ****
70       Del ** de ******* de ****     al    ** de ***** de ****
71       Del ** de ******* de ****     al    ** de ***** de ****
72       Del ** de ******* de ****     al    ** de ***** de ****
73       Del ** de ******* de ****     al    ** de ***** de ****
74       Del ** de ******* de ****     al    ** de ***** de ****
75       Del ** de ******* de ****     al    ** de ***** de ****
76       Del ** de ******* de ****     al    ** de ***** de ****
77       Del ** de ******* de ****     al    ** de ***** de ****
78       Del ** de ******* de ****     al    ** de ***** de ****


"Intereses Moratorios" En caso de incumplimiento en el pago de principal de los Certificados Bursatiles, se causaran intereses moratorios sobre el principal Insoluto de los Certificados Bursatiles a una tasa igual a la Tasa de Interes Bruto Anual aplicable durante cada periodo en que ocurra y continue el incumplimiento mas 2 (dos) puntos porcentuales Los intereses moratorios seran pagaderos a la vista desde la fecha en que tenga lugar el incumplimiento y hasta que la suma principal haya quedado integramente cubierta. La suma que se adeude por concepto de intereses moratorios debera ser cubierta en las oficinas del Emisor y en la misma moneda que la suma principal.

"Lugar y Forma de Pago" El principal y los intereses generados, respecto de la presente Emision de Certificados Bursatiles se pagaran el dia de su vencimiento,


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mediante transferencia electronica, en el domicilio de Indeval, ubicado en Paseo de la Reforma No. 255, Piso 3, Col. Cuauhtemoc, 06500, Mexico, D.F., o en su caso en las oficinas del Emisor ubicadas en Ave. Ricardo Margain Zozaya No. 400, Col. Valle Campestre, Garza Garcia, Nuevo Leon, C.P. 66265.

"Amortizacion Anticipada" En el supuesto de que suceda cualquiera de los siguientes eventos (cada uno, un "Caso de Vencimiento Anticipado") se podran dar por vencidos anticipadamente los Certificados Bursatiles en los terminos y condiciones establecidos mas adelante.

(1) Pago Oportuno de Intereses. Si el Emisor dejare de realizar el pago oportuno, a su vencimiento, de cualquier cantidad de intereses, y dicho pago no se realizare dentro de los 3 (tres) Dias Habiles siguientes a la fecha en que debio realizarse.

(2) Insolvencia. Si VITRO o cualquiera de sus Subsidiarias Importantes fuere declarada en quiebra, insolvencia, concurso mercantil o procedimiento similar
o si admitiere por escrito su incapacidad para pagar sus deudas a su vencimiento.

(3) Validez de los Certificados Bursatiles. Si el Emisor rechaza, reclama o impugna la validez o exigibilidad de los Certificados Bursatiles.

En el caso de que ocurra cualquiera de los eventos mencionados en los incisos
(2) o (3) anteriores, los Certificados Bursatiles se daran por vencidos de manera automatica, sin necesidad de aviso previo de incumplimiento, presentacion, requerimiento de pago, protesto o notificacion de cualquier naturaleza, judicial o extrajudicial, constituyendose en mora el Emisor desde dicho momento y haciendose exigible de inmediato la suma principal insoluta de los Certificados Bursatiles, los intereses devengados y no pagados con respecto a la misma y todas las demas cantidades que se adeuden conforme a los mismos.

En el caso de que ocurra el evento mencionado en el inciso (1) anterior (y haya transcurrido el plazo de gracia aplicable), todas las cantidades pagaderas por la Emisora conforme a los Certificados Bursatiles se podran declarar vencidas anticipadamente, siempre y cuando al menos 1 (un) Tenedor entregue una notificacion al Representante Comun indicando su intencion de declarar vencidos anticipadamente los Certificados Bursatiles, en cuyo caso el Emisor se constituira en mora desde dicho momento y se haran exigibles de inmediato la suma principal insoluta de los Certificados Bursatiles, los intereses devengados y no pagados con respecto a la misma y todas las demas cantidades que se adeuden conforme a los mismos.

Garantias. Los Certificados Bursatiles seran quirografarios, por lo que no contaran con garantia real o personal alguna.

Asamblea de Tenedores. (a) Las asambleas de los Tenedores representaran al conjunto de estos y se regiran, en todo caso, por las disposiciones de este titulo y de la Ley General de Titulos y Operaciones de Credito, siendo validas sus resoluciones respecto de todos los Tenedores, aun respecto de los ausentes y disidentes.

(b) La asamblea general de Tenedores se reunira siempre que sea convocada por el Representante Comun.


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(c) El Emisor o los Tenedores que representen un 10% (diez por ciento) de los
Certificados Bursatiles en circulacion, podran pedir al Representante Comun que convoque a la asamblea general de Tenedores, especificando en su peticion los puntos que en la asamblea deberan tratarse, asi como el lugar y hora en que debera celebrarse dicha asamblea. El Representante Comun debera expedir la convocatoria para que la asamblea se reuna dentro del termino de 30 (treinta) dias naturales contados a partir de la fecha en que reciba la solicitud. Si el Representante Comun no cumpliere con esta obligacion, el juez de primera instancia del domicilio del Emisor, a peticion de los Tenedores solicitante, debera expedir la convocatoria para la reunion de la asamblea.

(d) La convocatoria para las asambleas de Tenedores se publicara una vez, por lo menos, en el Diario Oficial de la Federacion y en alguno de los periodicos de mayor circulacion a nivel nacional, con cuando menos 10 (diez) dias naturales de anticipacion a la fecha en que la asamblea deba reunirse. En la convocatoria se expresaran los puntos que en la asamblea deberan tratarse.

(e) Para que una asamblea de Tenedores reunida para tratar asuntos distintos a los senalados en el inciso (f) siguiente se considere legalmente instalada en virtud de primera convocatoria, deberan estar representados, por lo menos, la mitad mas uno de los Certificados Bursatiles en circulacion y sus decisiones seran validas cuando sean aprobadas por la mayoria de los presentes.

Si la asamblea de Tenedores se reune en virtud de segunda o ulterior convocatoria para tratar asuntos distintos a los senalados en el inciso (f) siguiente, habra quorum con cualesquiera que sea el numero de Certificados Bursatiles en ella representados y sus decisiones seran validas si son tomadas por la mayoria de los Tenedores presentes.

(f) Se requerira que este representado en la asamblea de Tenedores, en virtud de primera convocatoria, cuando menos el 75% (setenta y cinco por ciento) de los Certificados Bursatiles en circulacion, y que las decisiones sean aprobadas por la mayoria de los presentes, en los siguientes casos:

     (1) cuando se trate de revocar la designacion del Representante Comun o nombrar a cualquier otro representante comun; o

     (2) cuando se trate de realizar cualquier modificacion a los terminos o condiciones de los Certificados Bursatiles u otorgar prorrogas o esperas al Emisor de los pagos de principal e intereses conforme a este titulo.

(g) Si la asamblea de Tenedores se reune en virtud de segunda o ulterior convocatoria para tratar cualesquiera de los asuntos senalados en el inciso
(f) (1) anterior, se requerira que esten presentes o representados la mitad mas uno de los Certificados Bursatiles en circulacion y sus decisiones seran validas si son tomadas por la mayoria de los Certificados Bursatiles presentes, salvo que se tratare de cualesquiera de los asuntos mencionados en el inciso (f) (2) anterior, en cuyo caso, se requerira que este representado en la asamblea de Tenedores, cuando menos el 75% (setenta y cinco por ciento) de los Certificados Bursatiles en circulacion y que las decisiones sean aprobadas por lo menos por la mayoria de los presentes.


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(h) Para concurrir a las asambleas de Tenedores, los Tenedores deberan depositar las constancias de deposito que expida el Indeval y el listado que al efecto expida la casa de bolsa correspondiente, de ser el caso, respecto de los Certificados Bursatiles de las cuales son titulares, en el lugar que se designe en la convocatoria a la asamblea de Tenedores, por lo menos el Dia Habil anterior a la fecha en que la asamblea de Tenedores deba celebrarse. Los Tenedores podran hacerse representar en la asamblea por apoderado, acreditado con simple carta poder. (i) En ningun caso podran ser representadas en la asamblea de Tenedores, los Certificados Bursatiles que el Emisor o cualquier persona relacionada con el Emisor haya adquirido en el mercado.

(j) De cada asamblea se levantara acta suscrita por quienes hayan fungido como presidente y secretario. Al acta se agregara la lista de asistencia, firmada por los concurrentes y por los escrutadores. Las actas, asi como los titulos, libros de contabilidad y demas datos y documentos que se refieran a la actuacion de las asambleas de Tenedores o del Representante Comun, seran conservados por este y podran, en todo tiempo, ser consultadas por los Tenedores, los cuales tendran derecho a que, a su costa, el Representante Comun les expida copias certificadas de dichos documentos.

(k) Para efectos de calcular el quorum de asistencia a las asambleas de Tenedores, se tomara como base el numero de Certificados Bursatiles en circulacion. La asamblea de Tenedores sera presidida por el Representante Comun y en ella los Tenedores tendran derecho a tantos votos como les correspondan en virtud de los Certificados Bursatiles que posean, computandose un voto por cada Certificado Bursatil en circulacion.

(l) No obstante lo estipulado en la presente seccion, las resoluciones tomadas fuera de asamblea por unanimidad de los Tenedores que representen la totalidad de los Certificados Bursatiles con derecho a voto tendran, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en asamblea, siempre que se confirmen por escrito.

Nada de lo contenido en este titulo limitara o afectara los derechos que, en su caso, tuvieren los Tenedores de conformidad con el Articulo 223 de la Ley General de Titulos y Operaciones de Credito.

Representante Comun. Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat., sera el Representante Comun de todos los Tenedores y, por este medio y por conducto de su representante, acepta dicho cargo.

El Representante Comun tendra los derechos y obligaciones que se contemplan en la legislacion aplicable, en la Ley General de Titulos y Operaciones de Credito y en el presente titulo. Para todo aquello no expresamente previsto en este titulo, el Representante Comun actuara de conformidad con las instrucciones de la mayoria de los Tenedores, computada conforme a lo dispuesto en este titulo para que este proceda a llevar a cabo cualquier acto en relacion con los Certificados Bursatiles. El Representante Comun tendra, entre otros, los siguientes derechos y obligaciones:

(1) vigilar el cumplimiento del destino de los fondos de la Emision autorizado por la C.N.B.V., conforme a este Titulo;

(2) verificar que los Certificados Bursatiles cumplan con todas las disposiciones legales y, una vez hecho lo anterior, firmar como Representante Comun este titulo;

(3) ejercer todas las acciones o derechos que al conjunto de Tenedores corresponda, por el pago del principal, intereses u otras cantidades;

(4) convocar y presidir la asamblea de Tenedores y ejecutar sus decisiones;

(5) asistir a las asambleas generales de accionistas del Emisor y recabar de los administradores, gerentes y funcionarios de la misma, todos los informes y datos que necesite para el ejercicio de sus atribuciones, incluyendo los relativos a la situacion financiera del Emisor;

(6) otorgar en nombre del conjunto de los Tenedores, los documentos o contratos que con el Emisor deban celebrarse, previa instruccion de la asamblea de Tenedores;

(7) calcular los intereses pagaderos respecto de los Certificados Bursatiles;

(8) calcular y publicar la tasa de interes pagadera conforme a los Certificados y/o amortizacion de principal correspondiente a los Certificados Bursatiles, en uno de los periodicos de mayor circulacion a nivel nacional, asi como informar a la CNBV, la BMV y el Indeval, sobre el pago de los intereses conforme al presente titulo;

(9) actuar como intermediario frente al Emisor, respecto de los Tenedores, para el pago a estos ultimos de principal, intereses y cualesquiera otras sumas pagaderas respecto de los Certificados Bursatiles;

(10) ejercer todas las funciones, facultades y obligaciones que senalen la Ley General de Titulos y Operaciones de Credito, la Ley del Mercado de Valores y las circulares aplicables emitidas por la C.N.B.V. y los sanos usos y practicas bursatiles; y

(11) en general, llevar a cabo los actos necesarios a fin de salvaguardar los derechos de los Tenedores.

Todos y cada uno de los actos que lleve a cabo el Representante Comun en nombre o por cuenta de los Tenedores, en los terminos de este Titulo o de la Legislacion aplicable, seran obligatorios y se consideraran como aceptados por los Tenedores.

El Representante Comun podra ser removido por acuerdo de la Asamblea de Tenedores, en el entendido que dicha remocion solo tendra efectos a partir de la fecha en que un representante comun sucesor haya sido designado, haya aceptado el cargo y haya tomado posesion del mismo.

El Representante Comun concluira sus funciones en la fecha en que todos los Certificados Bursatiles sean pagados en su totalidad (incluyendo, para estos efectos, los intereses devengados y no pagados y las demas cantidades pagaderas).

El Representante Comun en ningun momento estara obligado a erogar ningun tipo de gasto u honorario o cantidad alguna a cargo de su patrimonio para llevar a cabo todos los actos y funciones que puede o debe llevar a cabo.

Ley Aplicable; Jurisdiccion. El presente Certificado Bursatil se regira e interpretara de conformidad con las leyes de Mexico. El Emisor, el Representante Comun y, por virtud de la adquisicion de Certificados Bursatiles, los Tenedores, se someten a la jurisdiccion de los tribunales federales, con sede en la Ciudad de Mexico, D.F., para cualquier controversia relacionada con los Certificados Bursatiles, renunciando a cualquier otro fuero que pudiera corresponderles por razon de domicilio, presente o futuro, o por cualquier causa.



El presente Titulo consta de 11 paginas y se suscribe por el Emisor y el Representante Comun el ** de ******* de ****.


                              VITRO, S.A. DE C.V.


                       --------------------------------
                       Por:
                       Cargo:
                       Lugar:


                 SCOTIA INVERLAT, CASA DE BOLSA, S.A. DE C.V.
                     GRUPO FINANCIERO SCOTIABANK INVERLAT



                       ---------------------------------
                       Por:
                       Cargo:
                       Lugar:

                              **TRANSLATION ONLY**

                                NOTE CERTIFICATE
                               VITRO, S.A. DE C.V.
                                   (VITRO 03)

          Through this Note Certificate, Vitro, S.A. de C.V. ("VITRO" or the "Issuer") unconditional binds to pay in one exhibition in the place of payment mentioned below, the amount of $********** exactly on ******** **, ****, or if it is a non-business day on the following day.

          This Note Certificate covers ******* bearer note certificates, with a par value of $100.00 (one hundred pesos 00/100 Mex. Cur.) each.

          This Note Certificate shall be kept in deposit at S.D. Indeval, S.A. de C.V., Institution for Deposit of Securities, for effects of the "Ley del Mercado de Valores".

          This Note Certificate is issued under the "Programa de Certificados Bursatiles del Emisor" and is recorded in the Security Section of the National Registry of Securities under No. *********************.

Definitions: The following terms shall have the meaning mentioned for each one
o them, being these applicable in singular and plural form.

"BMV": Means Bolsa Mexicana de Valores, S.A. de C.V.

"Anticipated Maturity Case": it has the meaning mentioned in the "Anticipated Amortization" section included below.

"CNBV": means the Comision Nacional Bancaria y de Valores.

"Business Day": means any day not being Saturday or Sunday or holyday by law, in which bank institutions should keep their offices open to hold operation with the public, according to the calendar periodically published by the CNBV.

"Issue": means the issuance of the Note Certificates comprising this certificate, to which was assigned ticker symbol "********".

"Issuer": means Vitro, S.A. de C.V. a corporation which corporate purpose is:
a) To subscribe, purchase or sell shares of stock, bonds, debentures or other credit instruments and in general, to perform with them all the operations permitted by law. b) To acquire the representative shares of its corporate capital, upon prior resolution of the Board of Directors or through Bolsa Mexicana de Valores, S.A. de C.V. or any other Stock Exchange where such are traded under terms of the applicable provisions. c) To carry out any credit operation under the terms of the Law. d) To draw, accept, and endorse credit instruments; grant and receive loans and endorse or guarantee in any manner, through real or personal guarantees, the fulfillment of the obligations in charge of its subsidiaries or associated companies, or of any other entity authorized upon the Board of Directors. e) To render services and perform promotion, enhancement and restructure studies for its subsidiaries or associated companies. f) To acquire only such real estate, chattels or real and personal rights indispensable for the operation of the Corporation. g) In general, enter into agreements, perform the operations, and the necessary or convenient acts for the fulfillment of its main objectives.

"Determination Date of the Annual Gross Interest Rate": has the meaning established in the "Interest Rate, Calculation of Interest" section mentioned below.

"Indeval": means S.D. Indeval, S.A. de C.V., Institution for Deposit of Securities.

"PCGA in Mexico": means the generally accounting principles accepted in Mexico, applied in a consisting manner.

"Common Representative": means Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, which institution works as common representative of the Holders.

"Important Subsidiaries": means any subsidiary of the Issuer that, individually or jointly with its respective subsidiaries, at any time (i) represent 10% or more of the consolidated net sales (before eliminations) o the Issuer during the last twelve months, or (ii) its income operation plus depreciation and amortization representing 10% or more of the income operation plus depreciation and consolidated amortization of the Issuer during the last twelve months, or (iii) be proprietary of assets equal to 10% or more of the Issuer' consolidated assets, all of the above calculated basing on the quarterly consolidated financial statements comprising the most recent 12 (twelve) month period of the Issuer available.

"Annual Net Interest Rate": has the meaning mentioned in the "Interest Rate, Calculation of Interest" section included below.

"Annual Gross Interest Rate": has the meaning mentioned in the "Interest Rate, Calculation of Interest" section included below.

"Holders": means the holders of the Note Certificates in circulation.

"Issuance Amount": Ps.*****

"Issuance Term": The Note Certificates have an effectiveness of 2,184 days, equal to approximately 6 years, in the understanding that such term can be increased into 2,185 days in the event that the expiration date is not a business day.

"Expiration Date": ******** **, ****, or at the following day in the event it is a non-business day.

"Resources Destined": The resources obtained by VITRO as a consequence of the Note Certificates issuance, shall be destined amongst others, to the consolidation of short-term bank liabilities, assets investment, repairs, mayor maintenance, and working capital.

"Interest Rate, Calculation of Interest": From the date of placement and meanwhile are not amortized , the Note Certificates shall accrue an annual gross interest over its nominal value, that the Common Representative shall calculate each 196 (one hundred and ninety six) day period, the following business day after the commencement of each 196 (one hundred and ninety six) day period ("Determination Date of the Annual Gross Interest"), computed from the issuance date and shall rule during the following period.

          Each 196 (one hundred and ninety six) day period shall comprise seven consecutive periods of 28 (twenty eight) days, in which the interest accrued in the Note Certificates, should be pay, according to the calendar payment showed in this certificated and in its Supplement.

          The annual net interest rate ("Annual net Interest Rate") shall be calculated by the addition of 3.25 (three period twenty five) points to the annual interest rate or the one that replaces it, in primary placement of the "Certificados de la Tesoreria de la Federacion (CETES)" in a 182 (one hundred and eighty two day period capitalized to 196 (one hundred and ninety six) days, notified by the Ministry of Finance "Secretaria de Hacienda y Credito Publico" through the Banco de Mexico by a communication mean determined by such or through any other computer electronic mean or telecommunication, including Internet, authorized for such effect by the Banco de Mexico, in the Determination Date of the Annual Gross Interest Rate or, otherwise, within the previous 22 (twenty two) business days, in such event it should take into account the rate communicated in the most recent business day to such date. In the event that the abovementioned CETES disappear, or cease the publication of the corresponding rate, the Common Representative shall use as substitute rate to determine the Annual Net Interest Rate of the Note Certificate, shall be the one given by the Ministry of Finance as the CETES substitute rate.

          To determine the capitalized interest rate to the number of days effectively lapsed of the subject period, to the CETES in the term mentioned above, the Common Representative shall use the following formula:

                                                 NDE
                        TC = [(1 +   TR   x PL)  ---  - 1] x [36000]
                                   ------         PL          -----
                                   36000                       NDE


where:

TC =     CETES rate capitalized to 196 days
TR =     CETES' interest rate
PL =     CETES term in days
NDE =    Number of days effectively lapsed for each period.

To the Annual Net Interest Rate, shall by applied in its case, a surcharge equal to the interest income retention for individuals, established by the Income Tax Law, in force in the Determination Date of the Annual Gross Interest Rate, ad the result shall be "The Annual Gross Interest Rate" of the Note Certificate, with the purpose that such investors receive an interest payment equal to the received, in the event such retention was not applied.

The interest accrued in the Note Certificates shall be computed from the date of its issuance and the calculation to determine the rates and interest to be paid, shall comprise the natural days in which effectively evidence the respective periods. The interest accrued by the Note Certificate shall be paid each 28 (twenty eight) day period on the date mentioned in the payment calendar attached to this certificated, or if it's a non business day, during the effectiveness term, in the understanding that, the first interest payment shall be done on March 13, 2003 and the last interest payment, shall consider the days effectively lapsed from the before last date of interest and up to the amortization and expiration date of the Stock Exchange.

To determine the amount of interest paid in each respective date of the Stock Exchange, the Common Representative shall use the following formula.

                        I = VN (   TB     x NDE)
                                 -----
                                 36,000


where:

I =      gross interest of the period.
VN=      Total nominal value of the Stock Exchange Commission in circulation
TB=      Annual Gross Interest Rate
NDE :    Number of days effectively lapsed each period.

Once commenced each 196 (one hundred and ninety six) period, the Annual Gross Interest Rate determined for such period shall not suffer changes during the same. The Common Representative shall acknowledge in writing to the CNBV, Indeval, and BMV, through the means determined by such: (i) the Annual Gross Interest Rate of the Note Certificates applicable for the following 7 /seven) period of 28 days each, and (ii) the amount of the interest to be paid, the previous business day to each day of payment. The applicable Annual Gross Interest Rate for each 196 (one hundred and ninety six) day period, shall be published on the effective date in one of the mayor circulation newspaper nationally.

The Note Certificates shall cease accruing interest from the date established for payment, whenever the Issuer constituted the deposit of the amortization amount, and in its case, of the corresponding interest, at Indeval offices, 11:00 o'clock of that day at the latest.

          In terms of the Ley del Mercado de Valores this certificate does not carry any coupon adhere as an evidence issued by Indeval, for any legal effect.


SCHEDULE FOR THE PAYMENT OF INTEREST


The interest accrued by the Note Certificates shall be paid every 28 (twenty eight) days or if is a non-business day, at the following business day, during the effectiveness of the issuance, according to the following calendar and dates:

                  No.                       Payment of Interest Date

01       From ***********, ****     through    ***********, ****
02       From ***********, ****     through    ***********, ****
03       From ***********, ****     through    ***********, ****
04       From ***********, ****     through    ***********, ****
05       From ***********, ****     through    ***********, ****
06       From ***********, ****     through    ***********, ****
07       From ***********, ****     through    ***********, ****
08       From ***********, ****     through    ***********, ****
09       From ***********, ****     through    ***********, ****
10       From ***********, ****     through    ***********, ****
11       From ***********, ****     through    ***********, ****
12       From ***********, ****     through    ***********, ****
13       From ***********, ****     through    ***********, ****
14       From ***********, ****     through    ***********, ****
15       From ***********, ****     through    ***********, ****
16       From ***********, ****     through    ***********, ****
17       From ***********, ****     through    ***********, ****
18       From ***********, ****     through    ***********, ****
19       From ***********, ****     through    ***********, ****
20       From ***********, ****     through    ***********, ****
21       From ***********, ****     through    ***********, ****
22       From ***********, ****     through    ***********, ****
23       From ***********, ****     through    ***********, ****
24       From ***********, ****     through    ***********, ****
25       From ***********, ****     through    ***********, ****
26       From ***********, ****     through    ***********, ****
27       From ***********, ****     through    ***********, ****
28       From ***********, ****     through    ***********, ****
29       From ***********, ****     through    ***********, ****
30       From ***********, ****     through    ***********, ****
31       From ***********, ****     through    ***********, ****
32       From ***********, ****     through    ***********, ****
33       From ***********, ****     through    ***********, ****
34       From ***********, ****     through    ***********, ****
35       From ***********, ****     through    ***********, ****
36       From ***********, ****     through    ***********, ****
37       From ***********, ****     through    ***********, ****
38       From ***********, ****     through    ***********, ****
39       From ***********, ****     through    ***********, ****
40       From ***********, ****     through    ***********, ****
41       From ***********, ****     through    ***********, ****
42       From ***********, ****     through    ***********, ****
43       From ***********, ****     through    ***********, ****
44       From ***********, ****     through    ***********, ****
45       From ***********, ****     through    ***********, ****
46       From ***********, ****     through    ***********, ****
47       From ***********, ****     through    ***********, ****

48       From ***********, ****     through    ***********, ****
49       From ***********, ****     through    ***********, ****
50       From ***********, ****     through    ***********, ****
51       From ***********, ****     through    ***********, ****
52       From ***********, ****     through    ***********, ****
53       From ***********, ****     through    ***********, ****
54       From ***********, ****     through    ***********, ****
55       From ***********, ****     through    ***********, ****
56       From ***********, ****     through    ***********, ****
57       From ***********, ****     through    ***********, ****
58       From ***********, ****     through    ***********, ****
59       From ***********, ****     through    ***********, ****
60       From ***********, ****     through    ***********, ****
61       From ***********, ****     through    ***********, ****
62       From ***********, ****     through    ***********, ****
63       From ***********, ****     through    ***********, ****
64       From ***********, ****     through    ***********, ****
65       From ***********, ****     through    ***********, ****
66       From ***********, ****     through    ***********, ****
67       From ***********, ****     through    ***********, ****
68       From ***********, ****     through    ***********, ****
69       From ***********, ****     through    ***********, ****
70       From ***********, ****     through    ***********, ****
71       From ***********, ****     through    ***********, ****
72       From ***********, ****     through    ***********, ****
73       From ***********, ****     through    ***********, ****
74       From ***********, ****     through    ***********, ****
75       From ***********, ****     through    ***********, ****
76       From ***********, ****     through    ***********, ****
77       From ***********, ****     through    ***********, ****
78       From ***********, ****     through    ***********, ****


"Overdue Interest": Failure to comply with the payment of the principal amount of the Note Certificates, the unpaid principal balance of the Note
Certificate shall bear overdue interest at a rate equal to the Annual Gross Interest Rate applicable during each period of the occurrence and if the failure continues, plus 2 (two) percentage points. Overdue interest shall be paid from the date of the failure until the principal amount has been completely paid. The unpaid amount for overdue interest should be paid at the Issuer offices and in the same currency as the principal amount.

"Place and Payment Manner": The principal and interest, regarding this Issuance of Note Certificates shall be paid on its maturity day, by wire transfer, at Indeval domicile located at Paseo de la Reforma No. 255, Piso 3, Col. Cuauhtemoc, 06500, Mexico, D.F., or in its case at the Issuer's offices located at Ave. Ricardo Margain Zozaya No. 400, Col. Valle del Campestre, Garza Garcia, Nuevo leon, C.P. 66265.

"Anticipated Amortization": In the event of any of the following (each one, an "Anticipated Maturity Case", the Note Certificates can be determined as anticipatory matured in terms and conditions established as follows:

          (1) Timely Payment of Interest. If Issuer ceases to timely pay, at its maturity, any interest amount, and such payment is not made within the following 3 (three) Business Days to the matured date.

          (2) Insolvency. If VITRO or any of its Important Subsidiaries is declared in bankruptcy, insolvency, mercantile bid or similar proceeding or if admits in writing its hinderance to pay its debts at its maturity.

          (3) Validity of the Note Certificates. If Issuer rejects, claims or challenges the validity or enforceability of the Note Certificates.

In the occurrence of any of the events mentioned in paragraphs (2) or (3) above, the Note Certificates shall be automatically matured, without prior incompliance, notice, submittance, payment request, protest or notification of any nature, judicial or extrajudicial, constituting the Issuer in default from such moment, and the unpaid principal of the Note Certificate can be immediately demanded, the interest accrued and unpaid regarding the same, and the remaining amounts owe according to the same.

In the occurrence of event mentioned in paragraph (1) above, (lapsing the applicable grace term), all amounts payable by the Issuer according the Note Certificates could be stated as anticipatorily matured, if an when at least 1
(one) Holder delivers a notification to the Common Representative indicating his intention to state the Note Certificates as anticipatorily matured, in such event, the Issuer shall constitute in default from such moment, and the unpaid principal of the Note Certificate can be immediately demanded, the interest accrued and unpaid regarding the same, and the remaining amounts owe according to the same.

Guarantees. The Note Certificates are unsecured, therefore such may not have any real or personal guaranty.

Holder's Meeting: (a) the Holders meeting shall represent a group, and shall be ruled, in every event, by the provisions of this certificate and the Ley General de Titulos y Operaciones de Credito, being their resolutions valid regarding all Holders, even those absent and dissenting.

          (b) the general Holder's meeting shall meet whenever is called by the Common Representative.

          (c) The Issuer or Holders that represent 10% (ten percent) of the Note Certificates in circulation, may request to the Common Representative to call a general Holders' meeting, specifying the agenda to be discuss in the request, as well as the place and hour to hold such meeting. The Common Representative should issue the call to hold a meeting within a 30 (thirty) natural day term counted from the date the request was received. If the Common Representative fails with this obligation, the judge of the Issuer domicile, upon request from Holders, should issue the call to hold the meeting.

          (d) The call for the Holders meeting shall be publish once, at least, in the Official Gazette of the Federation and in any of the newspaper of mayor circulation nationally, at least 10 (ten) natural days anticipating the date to hold the meeting. The call shall state the agenda to be discuss.

          (e) In order for a Holders' meeting met to deal other matters to the mentioned in paragraph (f) below, is considered as legally hold by virtue of first call, should be represented at least, half plus one of the Note Certificates in circulation and their resolutions shall be valid when approved by the majority attending.

If the Holders' meeting meets by virtue of second or subsequent call to deal other matters different from the mentioned in paragraph (f) below, there shall be a quorum with whichever number of Note Certificates represented therein, and their decisions shall be valid if taken by the majority of the attending Holders.

          (f) It shall be required at the Holders' meeting by virtue of first call, at least 75% (seventy vive percent)of the Note Certificate in circulation and that the resolutions are approved by the attending majority, in the following cases:

          (1) When the Common Representative designation should be revoked or appoint any other common representative; or

          (2) When making any alteration to the terms and conditions of the Note Certificates or grant extension or stand stills to the issuer of the principal and interest payment according to this title.

(g) If the Holders' meeting is met by virtue or second or subsequent call to deal any of the matters mentioned in paragraph (f) (1) above, the Note Certificates in circulation shall be attending or represented by half plus one, and their resolutions shall be valid if taken by the majority of the attending Note Certificates, unless any of the matters mentioned in paragraph
(f) (2) above, in such event, the Holders' meeting shall be represented with at least 75% (seventy five percent) of the Note Certificates in circulation and the resolutions shall be approved by at least the attending majority.

(h) To attend to the Holders' meeting, the Holders should deposit the evidence issued by Indeval and the list issue by the corresponding stock exchange, in such event, regarding the Note Certificates of which are holders, at the place designated in the Holders' meeting call, at least on the previous Business Day to the date the meeting is to be hold. The Holders may be represented in the meeting by an attorney-in-fact, evidencing a proxy.

(i) In no event may be represented in the Holders' meeting, the Note Certificates that the Issuer or any person related to the Issuer had acquired in the market.

(j) A Minute, signed by the chairman and secretary, should be written. The Minute shall include the attending list, signed by the attendants and tellers. The Minute, as well as the certificates, accounting books and other data and documents referred to the Holders' meeting or Common Representative acts, shall be kept by such and may, at all time, be consulted by Holders, which are entitled that, at their expense, the Common Representative issue the certified copies of such documents.

(k) For the effects of calculating the attendance quorum to the Holders' meeting, the Note Certificates in circulation shall be taken into account.
The Holders' meeting shall be presided by the Common Representative and in such, the Holders are entitle to as many votes as correspond to them by virtue of the Note Certificates they posses, computing a vote per each Note Certificate in circulation.

(l) Notwithstanding the established in this section, the resolutions taken out of the meeting by Holders' unanimity that represent the totality of the Note Certificates entitled to vote, shall have for every legal effect, the same validity as if such resolutions were adopted in the meeting, whenever are confirmed in writing.

Nothing contained in this certificate shall limit or affect the rights that, in its case, may have the Holders pursuant to Article 223 of the Ley General de Titulos y Operaciones de Credito.

Common Representative. Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabnak Inverlat, shall be the Holders' Common Representative, and by this mean and through its principal, accepts such duty.

          The Legal Representative shall have the rights and obligations contained in applicable law, in the Ley General de Titulos y Operaciones de Credito and in this certificate. For the matters not provided herein, the Common Representative shall act according to the instructions of the majority, computed as provided herein to proceed and carry out any act related to the Note Certificates. The Common Representative shall have, among other, the following rights and obligations.

(1) To survey the compliance of the destine of the funds of the Issuance authorized by C.N.B.V. according to this Certificate;

(2) To verify that the Note Certificates comply with all legal provisions, and once done, sign this Certificate as Common Representative.

(3) To exercise all acts or rights that correspond to all Holders for the principal, interest or other amounts payment;

(4) To call and preside the Holders' meeting, and execute their resolutions;

(5) To attend the general shareholders meeting of the Issuer and obtain from administrators, managers and officers of the same, all reports and data needed to exercise his attributions, including the related to the financial situation of the Issuer;

(6) To grant on behalf of all Holders, the documents or agreements to be entered into with the Issuer, prior instruction of the Holders' meeting;

(7) To calculate payable interest with respect to Note Certificates;

(8) To calculate and publish the payable interest rate according to the Note Certificates and/or the corresponding principal amortization to the Note Certificates, in one of the mayor circulation newspaper nationally, as well as inform to CNBV; BMV, and Indeval, the interest payment according to this Certificate.

(9) To act as intermediary before Issuer, regarding Holders, for the payment to the latter of the principal, interest and any other amount payable regarding the Note Certificate;

(10) To exercise all duties, powers, and obligations established in the Ley General de Titulos y Operaciones de Credito, Ley del Mercado de Valores, and the notifications applicable issued by CNBV and the well-stock uses and practices; and

(11) in general, to carry out the acts needed to safeguard the Holders' rights.

Each and every act carried out by the Common Representative in name or by account of the Holders, in terms of this Certificate or the applicable Law, shall be obligatory and considered as accepted by Holders.


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The Common Representative may be removed by the Holders' Meeting agreement, in the understanding that, such removal shall only be effective from the date in which the successor of the common representative is elected, has accepted the duty and taken possession of the same.

The Common Representative shall conclude his duties in the date in which all Note Certificates are paid completely (including, for these effects, the accrued and unpaid interest and other payable amounts).

The Common Representative at no time, shall be bind to pay any kind of expense or fee or amount at his charge to carry out all acts and duties that may or must carry out.

Applicable Law, Jurisdiction This Note Certificate shall be ruled and interpreted pursuant to the laws of Mexico. The Issuer, the Common Representative and by virtue of the acquisition of the Note Certificates, the Holders, are subdue to the jurisdiction of the federal courts sited in the City of Mexico, D.F., for any dispute related to the Note Certificates, waiving to any other jurisdiction that may correspond them for reason of their, future or present domicile, or for any other reason.

This Certificate is in 15 pages and executed by the Issuer and Common Representative on the **th day of ********, ****


** THIS IS A TRANSLATION FROM THE ORIGINAL DOCUMENT IN SPANISH, DRAFTED ONLY FOR CLARIFYING PURPOSES, NOT INTENDED TO CREATE AN OBLIGATION UPON THE ISSUER, AND AS SUCH SHALL NOT BE CONSIDERED A BINDING INSTRUMENT**